Exhibit 5.4

[Letterhead of L-3 Communications Corporation]

Ann D. Davidson
Senior Vice President, General Counsel
and Corporate Secretary

December 5, 2016

L-3 Communications Corporation

600 Third Avenue,

New York, New York 10036

Ladies and Gentlemen:

I am General Counsel of L-3 Communications Corporation, a Delaware corporation (the “Company”) and each of the subsidiaries of the Company named on Schedule I attached hereto (each, a “Non-Delaware Guarantor”).

I have examined the Registration Statement on Form S-3 (File No. 333-212152) and Post-Effective Amendment No. 1 thereto filed by the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Guarantors”) under the Securities Act of 1933, as amended (the “Securities Act”), each as it became effective under the Securities Act; the Company’s and the Guarantors’ prospectus dated June 21, 2016, as supplemented by the prospectus supplement dated November 29, 2016, filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Indenture (including the guarantees set forth therein (the “Guarantees”)) dated as of May 21, 2010, as supplemented by the Eighth Supplemental Indenture dated as of December 5, 2016 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the issuance of $550,000,000 aggregate principal amount of 3.85% Senior Notes due 2026 (the “Notes”) issued by the Company pursuant to the Underwriting Agreement dated November 29, 2016 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named on Schedule A to the Underwriting Agreement; duplicates of the global notes representing the Notes; and the Underwriting Agreement. In addition, I have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that (i) the Indenture has been duly authorized, executed and delivered by the Non-Delaware Guarantors and (ii) the Guarantees have been duly authorized, issued and delivered by the Non-Delaware Guarantors.

I do not express any opinion herein concerning any law other than the applicable corporate or limited partnership law for the jurisdiction of organization of each Non-Delaware Guarantor (including the statutory provisions and reported judicial decisions interpreting the foregoing), as the case may be.

I hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company.

Very truly yours,

/s/ Ann D. Davidson

Ann D. Davidson

SCHEDULE I

Electrodynamics, Inc., an Arizona corporation

Interstate Electronics Corporation, a California corporation

L-3 Chesapeake Sciences Corporation, a Maryland corporation

L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation

L-3 Communications EO/IR, Inc., a Florida corporation

L-3 Communications MariPro, Inc., a California corporation

L-3 Communications Mobile-Vision, Inc., a New Jersey corporation

L-3 Communications Westwood Corporation, a Nevada corporation

L-3 Unmanned Systems, Inc., a Texas corporation

Mustang Technology Group, L.P., a Texas limited partnership

SCHEDULE II

DELAWARE GUARANTORS

L-3 Advanced Programs, Inc., a Delaware corporation

L-3 Applied Technologies, Inc., a Delaware corporation

L-3 Communications AIS GP Corporation, a Delaware corporation

L-3 Communications Avionics Systems, Inc., a Delaware corporation

L-3 Communications Electron Technologies, Inc., a Delaware corporation

L-3 Communications ESSCO, Inc., a Delaware corporation

L-3 Communications Flight Capital LLC, a Delaware limited liability company

L-3 Communications Flight International Aviation LLC, a Delaware limited liability company

L-3 Communications Foreign Holdings, Inc., a Delaware corporation

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

L-3 Communications Investments Inc., a Delaware corporation

L-3 Communications Security and Detection Systems, Inc., a Delaware corporation

L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

L-3 Domestic Holdings, Inc., a Delaware corporation

L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation

L-3 Unidyne, Inc., a Delaware corporation

Pac Ord Inc., a Delaware corporation

Power Paragon, Inc., a Delaware corporation

SPD Electrical Systems, Inc., a Delaware corporation

SPD Switchgear, Inc., a Delaware corporation

L-3 Afghanistan, LLC, Inc., a Delaware limited liability company

L-3 Army Sustainment LLC, a Delaware limited liability company

L-3 Centaur, LLC, a Delaware limited liability company

L-3 CTC Aviation Holdings Inc., a Delaware corporation

L-3 CTC Aviation Leasing (US) Inc., a Delaware corporation

L-3 CTC Aviation Training (US) Inc., a Delaware corporation

L-3 Investments, LLC, a Delaware limited liability company

NON-DELAWARE GUARANTORS

Electrodynamics, Inc., an Arizona corporation

Interstate Electronics Corporation, a California corporation

L-3 Chesapeake Sciences Corporation, a Maryland corporation

L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation

L-3 Communications EO/IR, Inc., a Florida corporation

L-3 Communications MariPro, Inc., a California corporation

L-3 Communications Mobile-Vision, Inc., a New Jersey corporation

L-3 Communications Westwood Corporation, a Nevada corporation

L-3 Unmanned Systems, Inc., a Texas corporation

Mustang Technology Group, L.P., a Texas limited partnership